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                                                                   EXHIBIT 10.22
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                             COLLABORATION AGREEMENT
                                 (p53 PRODUCTS)

                                 BY AND BETWEEN

                    RHONE-POULENC RORER PHARMACEUTICALS, INC.

                                       AND

                           INTROGEN THERAPEUTICS, INC.






                                 OCTOBER 7, 1994

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                                TABLE OF CONTENTS

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1.       DEFINITIONS..................................................................................................1

2.       NORTH AMERICAN DEVELOPMENT...................................................................................5
         2.1        Early Stage Development Program...................................................................5
         2.2        Collaboration Products............................................................................5
         2.3        Development Activities............................................................................5
         2.4        Reports and Records...............................................................................6
         2.5        Review of Publication.............................................................................7

3.       DEVELOPMENT COMMITTEE........................................................................................8
         3.1        Development Committee.............................................................................8
         3.2        Membership........................................................................................8
         3.3        Development Committee Meetings....................................................................8
         3.4        North American Plans and Budgets..................................................................8
         3.5        Plans for Later Stage Development.................................................................9
         3.6        Decision Making...................................................................................9

4.       EARLY STAGE DEVELOPMENT PROGRAM FUNDING......................................................................9
         4.1        Funding of Early Stage Development Program........................................................9
         4.2        Term of Early Stage Development Program..........................................................10
         4.3        Excess Early Stage Development Program Costs.....................................................10
         4.4        Capital Equipment................................................................................10
         4.5        Payments.........................................................................................10

5.       COLLABORATION PRODUCT DEVELOPMENT OUTSIDE THE EARLY STAGE
         DEVELOPMENT PROGRAM.........................................................................................11
         5.1        RPRP Territory...................................................................................11
         5.2        Co-Exclusive Territory...........................................................................11
         5.3        Other Territory..................................................................................11
         5.4        Use of Clinical Data.............................................................................11
         5.5        Development Committee Review.....................................................................12
         5.6        Further Studies..................................................................................12

6.       EXCLUSIVITY.................................................................................................12
         6.1        Option to Commercialize..........................................................................12
         6.2        Exclusivity......................................................................................13
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
7.       MARKETING RIGHTS............................................................................................13
         7.1        RPRP Territory...................................................................................13
         7.2        Co-Exclusive Territory...........................................................................13
         7.3        North America....................................................................................13
         7.4        Other Territory..................................................................................14
         7.5        Sublicensees.....................................................................................14
         7.6        Covenants........................................................................................14

8.       ROYALTIES...................................................................................................14
         8.1        Running Royalties................................................................................14
         8.2        Royalty Offset...................................................................................15

9.       THIRD PARTY ROYALTIES.......................................................................................17
         9.1        RPRP Obligations.................................................................................17
         9.2        Introgen Obligations.............................................................................17
         9.3        North America....................................................................................17
         9.4        Efforts to Obtain Sublicense Rights..............................................................18

10.      PAYMENTS; BOOKS AND RECORDS.................................................................................18
         10.1       Royalty Reports and Payments.....................................................................18
         10.2       Payment Method...................................................................................18
         10.3       Late Payment.....................................................................................18
         10.4       Currency Conversion..............................................................................18
         10.5       No Withholding Taxes.............................................................................19
         10.6       Records; Inspection..............................................................................19

11.      DUE DILIGENCE...............................................................................................19
         11.1       Due Diligence....................................................................................19

12.      MANUFACTURING RIGHTS........................................................................................19
         12.1       RPRP Territory...................................................................................19
         12.2       Co-Exclusive Territory...........................................................................19
         12.3       North America....................................................................................2-
         12.4       Other Territory..................................................................................2-
         12.5       Supply Agreements................................................................................2-

13.      LICENSE GRANTS..............................................................................................2-
         13.1       Grant to RPRP....................................................................................2-
         13.2       Grant to Introgen................................................................................21
         13.3       Grant to Joint Venture...........................................................................21
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         13.4       Sublicenses......................................................................................21
         13.5       Improvements by Introgen.........................................................................21
         13.6       No Rights Beyond Collaboration Products..........................................................21

14.      INTELLECTUAL PROPERTY.......................................................................................22
         14.1       Ownership of Inventions..........................................................................22
         14.2       Patent Prosecution...............................................................................22
         14.3       Defense of Third Party Infringement Claims.......................................................23
         14.4       Enforcement......................................................................................24

15.      REPRESENTATIONS AND WARRANTIES..............................................................................24
         15.1       Warranties.......................................................................................24
         15.2       Disclaimer of Warranties.........................................................................25
         15.3       Effect of Representations and Warranties.........................................................25

16.      CONFIDENTIALITY.............................................................................................25
         16.1       Confidential Information.........................................................................25
         16.2       Permitted Disclosures............................................................................26

17.      INDEMNIFICATION.............................................................................................26
         17.1       Indemnification of Introgen......................................................................26
         17.2       Indemnification of RPRP..........................................................................26
         17.3       Procedure........................................................................................27

18.      TERM AND TERMINATION........................................................................................27
         18.1       Term.............................................................................................27
         18.2       Termination for Cause............................................................................28
         18.3       Termination for Convenience by RPRP..............................................................28
         18.4       Effect of Breach or Termination..................................................................28
         18.5       Survival.........................................................................................29

19.      MISCELLANEOUS...............................................................................................30
         19.1       Governing Law....................................................................................30
         19.2       Force Majeure....................................................................................30
         19.3       No Implied Waivers; Rights Cumulative............................................................30
         19.4       Independent Research.............................................................................30
         19.5       Independent Contractors..........................................................................30
         19.6       Notices..........................................................................................30
         19.7       Assignment.......................................................................................31
         19.8       Modification.....................................................................................31
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
         19.9       Severability.....................................................................................31
         19.10      Non-Disclosure...................................................................................31
         19.11      Entire Agreement.................................................................................32
         19.12      Counterparts.....................................................................................32
         19.13      Headings.........................................................................................32
         19.14      Patent Marking...................................................................................32
         19.15      Export Laws......................................................................................32

EXHIBITS

         A    -     Existing Introgen Licensed Patents
         B    -     European Countries
         C    -     Initial Program Plan and Budget
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                             COLLABORATION AGREEMENT
                                 (P53 PRODUCTS)


         This AGREEMENT (the "Agreement"), effective as of October 7, 1994 (the "Effective Date"), is made by and between Rhone-Poulenc Rorer Pharmaceuticals Inc., a Pennsylvania corporation having offices at 500 Arcola Road, P.O. Box 1200, Collegeville, Pennsylvania 19426-0107 ("RPRP"), and Introgen Therapeutics, Inc., a Delaware corporation having offices at 301 Congress Avenue, Suite 2025, Austin, Texas 78701 ("Introgen").


                                    RECITALS

         A. Introgen has established expertise related to gene therapy and RPRP has established a major research program in the field of gene therapy for the treatment of human cancer.

         B. The parties desire to establish a collaborative relationship to develop and commercialize novel gene therapy products as set forth below.

         C. Introgen and RPRP's parent, Rhone-Poulenc Rorer Inc., have also entered into a Stock Purchase Agreement of even date herewith, pursuant to which RPRP is acquiring Introgen Preferred Stock.

         NOW THEREFORE, for and in consideration of the covenants, conditions, and undertakings hereinafter set forth, it is agreed by and between the parties as follows:


1.       DEFINITIONS

         1.1 "Affiliate" shall mean any entity which controls, is controlled or is under common control with RPRP or Introgen. An entity shall be regarded as in control of another entity if it owns or controls at least thirty-five percent (35%) of the shares of the subject entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, for the election of the corresponding managing authority). A "Controlled Affiliate" shall mean an entity that is controlled by a party wherein such percentage is at least fifty percent (50%).

         1.2 "Co-Exclusive Territory" shall mean Japan, North and South Korea, Taiwan, the People's Republic of China and India.

         1.3 "Collaboration Products" shall mean the gene therapy products within the Field which are being developed by Introgen and RPRP from time to time pursuant to the Early Stage Development Program, as specified in the Program Plan and Budget in effect at the time, and as further defined in
Section 6.1 below.

         1.4 "Development Committee" shall have the meaning set forth in Article 3 herein.


         1.5 "Early Stage Development" shall mean that part of the Early Stage Development Program comprising the research, preclinical and clinical activities with respect to approved Collaboration Products in North America through the completion of Phase I clinical trials.

         1.6 "Early Stage Development Program" shall have the meaning set forth in Section 2.1 herein.

         1.7 "Early Stage Development Program Costs" shall mean all direct and indirect costs incurred by Introgen in conducting the Early Stage Development Program in accordance with the applicable approved Program Plan and Budget.

         1.8 "Field" shall mean gene therapy products for the treatment or prevention of disease through the delivery to patient's cells of a gene or portion thereof, including without limitation, transcriptional or translational control sequences, via in vivo viral vectors and/or non-viral delivery systems, which result in [*]

         1.9 "FDA" means the U.S. Food and Drug Administration.

         1.10 "IND" shall mean an investigational New Exemption for a Collaboration Product, as defined in the U.S. Food, Drug and Cosmetic Act and the regulations promulgated thereunder.

         1.11 "Introgen Technology" shall mean Introgen Patents, Introgen Licensed Patents and Introgen Know-how.

                    1.11.1 "Introgen Patents" shall mean all patents and reissues, renewals and extensions thereof, and patent applications therefor, and any divisions, continuations, in whole or in part, thereof, which claim a process, composition of matter, or method of treatment used in the manufacture, sale or use of a Collaboration Product and that are owned by Introgen or its Controlled Affiliates during the term of this Agreement.

                    1.11.2 "Introgen Know-How" shall mean confidential information and materials, including, but not limited to, pharmaceutical, chemical, biological and biochemical products, technical and non-technical data, and information relating to the results of tests, assays, methods and processes, and drawings, plans, diagrams, specifications and/or other documents containing said information and data, discovered, developed or acquired by Introgen or its Controlled Affiliates during the term of this Agreement to the extent such relates to the manufacture, sale or use of a Collaboration Product and to the extent that Introgen or its Controlled Affiliates have the right to license or sublicense the same.

                    1.11.3 "Introgen Licensed Patents" shall mean all patents and reissues, renewals and extensions thereof, and patent applications therefor, and any divisions, continuations, in whole or in part, thereof, which claim a process, composition of matter, or method of treatment used in the manufacture, sale or use of a Collaboration Product, that are the subject of a license or license option


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
to Introgen or its Controlled Affiliates, in each case to the extent that Introgen or its Controlled Affiliate has the right to license or sublicense the same during the term of this Agreement. Introgen Licensed Patents as of the Effective Date are listed on attached Exhibit A.

         1.12 "Joint Venture" shall have the meaning set forth in Section 7.3.1 of this Agreement.

         1.13 "Later Stage Clinical Development" shall mean all clinical research and regulatory affairs necessary to obtain all governmental approvals required to market each Collaboration Product for a particular indication in North America following the Early Stage Development for such Collaboration Product for such indication.

         1.14 "Manufacturing Costs" with respect to units of a Collaboration Product means (i) those costs associated with manufacture of such units which would be viewed by the manufacturing party's independent auditor as costs that could be capitalized on the balance sheet as inventory and would include all raw material (including normal scrap) and actual direct labor costs and a proper accounting of actual manufacturing overhead allocated to such units. It would exclude any excess capacity, excess direct labor inefficiencies, unusable material, or any other costs related to such units not deemed to add value or not deemed to be ongoing in the production process for such product; and (ii) with respect to portions acquired from a non-Affiliate vendor, the amounts paid to the vendor.

         1.15 "Net Sales" shall mean the total amount invoiced to third parties in connection with sales or use of Collaboration Products by RPRP, its Affiliates or its permitted Sublicensees, less the following reasonable and customary accrual-basis deductions to the extent applicable to such invoiced amounts in accordance with U.S. generally accepted accounting practices, as consistently applied by both RPRP and RPR Inc. for financial reporting purposes:
(i) all trade, cash and quantity credits, discounts, refunds or rebates (including without limitation Medicaid rebates); (ii) amounts for claims, allowances or credits for returns; retroactive price reductions; chargebacks; and (iii) packaging, handling fees and prepaid freight, sales taxes, duties and other governmental charges (including value added tax), but excluding what is commonly known as income taxes), in each case if charged separately on the invoice and paid by the customer. For the removal of doubt, Net Sales shall not include sales by RPRP to its Affiliate or its permitted Sublicensees for resale. A "sale" shall also include a transfer or other disposition for consideration other than cash, in which case such consideration shall be valued at the fair market value thereof. Transfers or dispositions for charitable or promotional purposes or for pre-clinical, clinical, regulatory or governmental purposes prior to receiving marketing approval are not considered a "sale;" provided that such transfers or dispositions are at a price less than [*] over RPRP's Manufacturing Cost for the units so transferred or disposed.

         1.16 "North America" shall mean Canada, the United States (and its territories and possessions including the commonwealth of Puerto Rico) and Mexico.

         1.17 "PLA" and "ELA" means a Product License Application and an Establishment License Application, respectively, as defined in the Public Health Service Act, Biological Products and the regulations promulgated thereunder, viz. 21 CFR Part 600, or its foreign equivalents.


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         1.18 "Phase I" means Phase I clinical trials as prescribed by applicable FDA Regulations.

         1.19 "Product Plan and Budget" shall have the meaning set forth in
Section 3.4.2 below.

         1.20 "Program Plan and Budget" shall have the meaning set forth in
Section 3.4.1 hereof.

         1.21 "RPR Inc." shall mean Rhone-Poulenc Rorer, Inc., a Pennsylvania Corporation.

         1.22 "RPRP Development Costs" shall have the meaning set forth in
Section 7.3.3 below.

         1.23 "RPRP Technology" shall mean RPRP Patents, RPRP Licensed Patents and RPRP know-how.

                  1.23.1 "RPRP Patents" shall mean all patents and reissues, renewals and extensions thereof, and patent applications therefor, and any divisions, continuations, in whole or in part, thereof, which claim a process, composition of matter, or method of treatment used in the manufacture, sale or use of a Collaboration Product and that are owned by RPRP, RPR Inc. or their Controlled Affiliates during the term of this Agreement.

                    1.23.2 "RPRP Know-How" shall mean confidential information and materials, including, but not limited to, pharmaceutical, chemical, biological and biochemical products, technical and non-technical data, and information relating to the results of tests, assays, methods and processes, and drawings, plans, diagrams, specifications and/or other documents containing said information and data, discovered, developed or acquired by RPRP or its Controlled Affiliates during the term of this Agreement to the extent such relates to the manufacture, sale or use of a Collaboration Product and to the extent that RPRP, RPR Inc. or their Controlled Affiliates have the right to license or sublicense the same.

                    1.23.3 "RPRP Licensed Patents" shall mean all patents and reissues, renewals and extensions thereof, and patent applications therefor, and any divisions, continuations, in whole or in part, thereof, which claim a process, a composition of matter, or method of treatment used in the manufacture, sale or use of a Collaboration Product, that are the subject of a license or license option to RPRP, RPR Inc. or their Controlled Affiliates and to the extent that RPRP, RPR Inc. or their Controlled Affiliates have the right to license or sublicense the same during the term of this Agreement.

         1.24 "RPRP Territory" means those Eastern and Western European countries set forth on Exhibit B hereto.

         1.25 "Other Territory" shall mean [*]

         1.26 "Sublicensee" shall mean, with respect to a particular Collaboration Product, a third party to whom Introgen or RPRP has granted a license or sublicense under the RPRP Technology and/or Introgen Technology to make, use and sell such Collaboration Product. As used in this


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Agreement, "Sublicensee" shall also include a third party to whom Introgen or
RPRP has granted the right to distribute such Collaboration Product, provided that such third party is responsible for the marketing and promotion of such products within the applicable territory.

         1.27 "Term of the Early Stage Development Program" shall be that period of time described in Section 4.2 below.

2.       NORTH AMERICAN DEVELOPMENT

         2.1 Early Stage Development Program. Subject to the terms and conditions set forth herein, RPRP and Introgen shall cooperate with respect to the Early Stage Development of Collaboration Products in accordance with an "Early Stage Development Program" for North America which shall be carried out in accordance with a Program Plan and Budget prepared and approved on an annual basis in accordance with Article 3.4 hereof. The Early Stage Development Program shall include all of the approved Program Plans and Budgets in effect from time to time. The activities conducted in connection with the Early Stage Development Program will be overseen and administered by the Development Committee, pursuant to Article 3 below. Introgen shall use its best efforts to conduct the Early Stage Development in accordance with such Program Plan and Budget and within the time schedules contemplated therein.

         2.2 Collaboration Products. The Initial Collaboration Products to be developed hereunder will contain or employ Introgen's Retroviral p53 Transduction Vector and/or its Adenoviral p53 Transduction Vector. From time to time, upon agreement of RPRP and Introgen, new projects may be added to the Early Stage Development Program to be developed as Collaboration Products. Such projects may include RPRP or Introgen products. It is understood that RPRP may terminate its support for the development for any Collaboration Product as provided in Section 18.3.2 below or as otherwise agreed by the parties.

         2.3        Development Activities.

                    2.3.1 Early Stage Development Program. Introgen will be responsible for conducting, directly or through third parties, all development of each new project and each Collaboration Product in North America through the completion of Early Stage Development in accordance with the Program Plan and Budget in effect from time to time. As soon as possible after completion of the necessary preclinical studies required by the applicable Product Plan and Budget for a Collaboration Product, Introgen shall be responsible for preparing, with the cooperation of RPRP, a data package for each Collaboration Product sufficient to meet IND requirements of the FDA.

                    2.3.2       Later Stage Clinical Development.

                                (a) In addition to the Early Stage Development
Program, RPRP and Introgen will cooperate in the Later Stage Clinical Development of each Collaboration Product; provided, RPRP will be primarily responsible for conducting all such Later Stage Clinical Development, at RPRP's expense. Introgen shall be consulted and fully informed with respect to such


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Later Stage Clinical Development at all times through its representatives on the
Development Committee. All Later Stage Clinical Development shall be monitored and managed by the Development Committee; [*].

                                (b) It is anticipated that RPRP will establish a
committee of independent experts (the "External Review Committee") to provide advice with respect to Later Stage Clinical Development. The Chief Scientific Officer of Introgen, or other designee of Introgen, if a clinician of recognized stature, shall serve on and chair the External Review Committee; otherwise, RPRP and Introgen shall agree on the chair of such External Review Committee. In any event, Introgen shall have a representative on such External Review Committee.

                                (c) It is understood that additional preclinical
studies may be required following the completion of Early Stage Development with respect to a Collaboration Product. The parties anticipate that, where appropriate, such work will be performed by Introgen and reimbursed by RPRP, as agreed from time to time by the Development Committee.

                    2.3.3 FDA Filings. Introgen shall be responsible for the preparation and filing of all IND's in North America with respect to the Collaboration Products, which shall be filed in Introgen's name; provided RPRP shall have a reasonable opportunity to review and comment upon such filings in advance of their filing. RPRP shall be responsible for all further submissions to existing INDs once Later Stage Clinical Development has begun, provided that Introgen is given a reasonable opportunity to review and comment upon such submissions prior to the filing of such submissions. Introgen shall cooperate in transferring to RPRP authority for such correspondence. RPRP, at its expense, shall prepare all PLAs and ELA's for filing in North America with respect to each Collaboration Product. All such PLA's and ELA's shall be filed in the names of RPRP and Introgen, to the extent permitted by applicable FDA regulations (taking into account the supply arrangements under Section 12.3. below), or in such other manner as the Development Committee approves. In addition, RPRP shall in all events have the right to file separately a PLA/ELA in its own name to qualify, as a permitted supply source for the United States, its manufacturing facility for the RPRP Territory (consistent with Section 12.3. below).

         2.4        Reports and Records.

                    2.4.1 Records. Introgen and RPRP shall maintain records of the Early Stage Development Program (or cause such records to be maintained) in sufficient detail and in good scientific manner as will properly reflect all work done and results achieved in the performance of the Early Stage Development Program (including all data in the form required under any applicable governmental regulations). Each party shall allow the other to have prompt access to all materials and data generated on behalf of such party with respect to each Collaboration Product at reasonable times and in a reasonable manner.

                    2.4.2 Introgen Reports. Introgen shall periodically, and not less often than semi-annually during the term of this Agreement, provide the Development Committee with a written report summarizing the progress of the Early Stage Development performed by Introgen with respect


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to each Collaboration Product during the preceding calendar half-year. Unless otherwise agreed, such reports shall be due on 28 February and 30 August of each calendar year during the Early Stage Development Program.

                    2.4.3 RPRP Reports. RPRP shall periodically, and not less often than semi-annually during the term of this Agreement, provide the Development Committee with a written report summarizing the progress of the Later Stage Clinical Development performed by RPRP with respect to each Collaboration Product during the preceding calendar half-year. Unless otherwise agreed, such reports shall be due on 28 February and 30 August of each calendar year during the term of this Agreement.

         2.5 Review of Publication. As soon as is practicable prior to the oral public disclosure, and prior to the submission to any outside person for publication of a manuscript describing the scientific data resulting from any stage of the Early Stage Development Program or Later Stage Clinical Development, Introgen or RPRP, as the case may be, shall disclose to the Development Committee the disclosure or manuscript to be made or submitted, and shall allow the Development Committee at least thirty (30) days to determine whether such disclosure or manuscript contains subject matter for which patent protection should be sought prior to publication or which the other believes should be modified to avoid necessary regulatory or commercial difficulties. With respect to publications by investigators or other third parties, such publications shall be subject to review by the Development Committee under this
Section 2.5 to the extent that Introgen or RPRP (as the case may be) has the right to do so.

                    2.5.1 Publication Rights. After the expiration of thirty
(30) days from the date of mailing such disclosure or manuscript, unless Introgen or RPRP has received from the other the written notice specified below, the authoring party shall be free to submit such manuscript for publication or to publish the disclosed research results in any manner consistent with academic standards.

                    2.5.2 Delay of Publication. Prior to the expiration of the thirty (30) day period specified in this Section 2.5, the Development Committee may notify the submitting party of its determination that such oral presentation or manuscript contains objectionable material or material that consists of patentable subject matter for which patent protection should be sought. The notified party shall withhold its proposed public disclosure and confer with the Development Committee to determine the best course of action to take in order to modify the disclosure or to obtain patent protection. After resolution of the regulatory or commercial issues, or the filing of a patent application or due consideration as to whether a patent application can reasonably be filed, the submitting party shall be free to submit the manuscript and/or make its public oral disclosure. If the submitting party declines to file an appropriate patent application pursuant to the request of the Development Committee, then either Introgen or RPRP may undertake to file such application in accordance with
Article 14 below.


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3.       DEVELOPMENT COMMITTEE

         3.1 Development Committee. RPRP and Introgen will establish a Development Committee to oversee, review and coordinate the development of Collaboration Products worldwide, including the conduct of the Early Stage Development Program and Later Stage Clinical Development in North America.

         3.2 Membership. The Development Committee shall be comprised of an equal number of representatives from each of RPRP and Introgen, selected by such parties. The exact number of such representatives shall be three (3) for each of RPRP and Introgen, or such greater number as the parties may agree. Introgen and RPRP may replace its Development Committee representatives at any time, with written notice to the other party. From time to time, the Development Committee may establish subcommittees to oversee particular projects or activities, and such subcommittees will be constituted as the Development Committee agrees.

         3.3 Development Committee Meetings. During the term of this Agreement, the Development Committee shall meet every two months, or more often as agreed by the parties, in Houston, Texas, or such other location as the parties agree. The parties agree that at least two (2) meetings of the Development Committee per full calendar year will be held at RPRP's facilities. At its meetings, the Development Committee will (i) formulate and review the Early Stage Development Program objectives, (ii) monitor the progress of the Early Stage Development Program toward those objectives, (iii) review and approve the Program Plan and Budget, and Product Plans and Budgets, pursuant to Section 3.4 of this Agreement, and (iv) monitor the progress of both Early Stage Development and Later Stage Clinical Development. With the consent of the parties, other representatives of Introgen or RPRP or their Affiliates or Sublicensees, may attend Development Committee meetings as non-voting observers. With respect to matters relating to Early Stage Development, Introgen's lead representative shall chair meetings of the Development Committee, and with respect to matters relating to Later Stage Clinical Development, RPRP's lead representative shall chair such meetings. The party whose representatives chair a meeting with respect to particular matters shall be responsible for preparing the agenda and minutes for such meetings.

         3.4        North American Plans and Budgets.

                    3.4.1 Program Plan and Budget. Introgen shall be responsible for preparing reasonably detailed plans and budgets on an annual basis for the "Program Plan and Budget" through which the Early Stage Development Program will be carried out. The Program Plan and Budget shall specify the research objectives and work plan activities of the Early Stage Development Program research of both parties, and the headcounts and other costs and expenses of Introgen, including consultants and third party contractors, in connection with the Early Stage Development Program.

                    3.4.2 Product Plans and Budgets. In connection with the Program Plan and Budget, Introgen shall be responsible for developing individual Product Plans and Budgets with respect to Early Stage Development for each particular Collaboration Product, which shall contain the research objectives and work plan activities, headcounts and other costs and expenses with


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respect to each such Collaboration Product (each a "Product Plan and Budget").
Such individual Product Plans and Budgets shall be incorporated into and be a part of the annual Program Plan and Budget. Following Early Stage Development with respect to a Collaboration Product, RPRP will be responsible for developing individual Product Plans and Budgets for Later Stage Clinical Development pursuant to Section 2.3.2 and 3.5 below.

                    3.4.3 Annual Review. Attached hereto as Exhibit C is the initial Program Plan and Budget, which shall be fixed for the period from the Effective Date through 30 December 1995, unless otherwise agreed. Beginning in 1995, by August 1 of each year during the Early Stage Development Program, Introgen shall submit to the Development Committee a proposed Program Plan and Budget for the Early Stage Development Program for the following calendar year. The Development Committee shall review such proposal as soon as possible and shall establish and approve no later than October 31 of such year the final Program Plan and Budget for the next succeeding year.

                    3.4.4 Periodic Reviews. The Development Committee shall review the Program Plan and Budget on an ongoing basis and may make changes to the Program Plan and Budget then in effect; provided, however, the Program Plan and Budget in effect for a year shall not be modified except as approved by the Development Committee.

         3.5 Plans for Later Stage Development. Concurrently with the submission and establishment of Product Plans and Budgets for the Early Stage Development to be conducted under the Early Stage Development Program in accordance with
Section 3.4 above, RPRP shall submit to the Development Committee an outline of the Product Plan and Budget for Later Stage Clinical Development for each Collaboration Product in North America. Following RPRP's election to proceed with Later Stage Clinical Development of a Collaboration Product under Section
6.1 below, RPRP shall submit a reasonably detailed Product Plan and Budget for such Later Stage Development, and shall keep the Development Committee reasonably informed as to any material changes to such Product Plan and Budget. The Development Committee shall review and discuss such Product Plans and Budgets; [*].

         3.6 Decision Making. Except as set forth in Section 2.3.2(a) and 3.5 above, decisions of the Development Committee shall be made by majority approval. In the event that a deadlock arises within the Development Committee, the dispute will be referred to Introgen's president and RPRP's Biotech Division President, who shall meet to resolve the dispute. If such dispute remains deadlocked, the parties may submit such dispute to arbitration, on mutually agreed terms.

4.       EARLY STAGE DEVELOPMENT PROGRAM FUNDING

         4.1 Funding of Early Stage Development Program. During the Term of the Early Stage Development Program, subject to Sections 4.3 and 4.5 below, RPRP shall pay to Introgen the budgeted Early Stage Development Program Costs set forth in the applicable Program Plan and Budget. RPRP may elect to pay for Early Stage Development Program Costs paid or accrued by Introgen in connection with the Early Stage Development Program in excess of that provided for in the Program Plan and Budget, as approved by the Development Committee. Introgen shall apply all such funds paid by RPRP toward the Early Stage Development Program in accordance with the Program Plan and Budget.

         4.2 Term of Early Stage Development Program. Subject to Section 18.3 below, the Term of the Early Stage Development Program shall continue from the Effective Date until October 1, 1997 or such later date as the parties may agree.

         4.3 Excess Early Stage Development Program Costs. Unless otherwise agreed by the parties, Introgen shall not be obligated to incur nor shall RPRP be obligated to pay Early Stage Development Program Costs in connection with the Early Stage Development Program beyond amounts provided for in the approved Program Plan and Budget.

         4.4 Capital Equipment. The Program Plan and Budget may include reasonable depreciation charges or lease expenses for certain capital equipment to be purchased or leased by Introgen for use in connection with the Early Stage Development Program. It is understood that Introgen will be the owner of all capital equipment purchased by Introgen in connection with the Early Stage Development Program, whether or not separately identified in the Program Plan and Budget.

         4.5 Payments. Promptly following the Effective Date, and prior to the beginning of each calendar quarter during the Term of the Early Stage Development Program, the Development Committee shall approve a spending forecast for the next quarter, consistent with the Program Plan and Budget then in effect. On or before October 15, 1994, and the first day of each subsequent calendar quarter during the Term of the Early Stage Development Program, RPRP shall pay to Introgen the amount of the approved forecasted amount; provided that if for any reason the Development Committee does not approve a forecasted amount prior to the due date, RPRP shall pay to Introgen the amount budgeted for the quarter in the Program Plan and Budget them in effect. Within thirty (30) days following the end of each quarter during the Term of the Early Stage Development Program, Introgen shall provide to RPRP a summary of the Early Stage Development Program Costs actually incurred by Introgen during such quarter. If the actual development expenses incurred by Introgen in such quarter are less than the amounts advanced by RPRP, then the difference will be carried forward and credited to the next quarterly payment to be advanced. If such Early Stage Development Program Costs were greater than the amount advanced by RPRP, then RPRP agrees to pay the difference within thirty (30) days of receiving Introgen's invoice, provided that in no event shall RPRP be obligated to reimburse aggregate Program Development Costs in any calendar year in excess of the aggregate Program Development Costs reflected in the Program Plan and Budget for such year then in effect.

5.       COLLABORATION PRODUCT DEVELOPMENT OUTSIDE THE EARLY STAGE
         DEVELOPMENT PROGRAM

         5.1 RPRP Territory. RPRP shall be responsible for, and shall have the exclusive right to conduct, all clinical development of Collaboration Products within the Field in the RPRP Territory, at RPRP's own expense.

         5.2 Co-Exclusive Territory. RPRP and Introgen shall each have the right to develop the Collaboration Products within the Field in the Co-Exclusive Territory, at their own expense, including the right to authorize Sublicensees permitted under Section 7.5 and 13.4 below to conduct such development.

         5.3 Other Territory. [*]

         5.4 Use of Clinical Data.

                    5.4.1 Exchange. RPRP and Introgen shall each have access to and the right to use for any purpose, including incorporation in any regulatory filing, any preclinical and/or clinical data with respect to the Collaboration Product developed by Introgen or RPRP in the course of the Early Stage Development Program or otherwise (including in the Co-Exclusive Territory or the RPRP Territory). Introgen and RPRP will provide to the other access to all regulatory fillings made for clinical trial and marketing approval by Introgen or RPRP or on their behalf in any country with respect to each Collaboration Product, together with the underlying pre-clinical and clinical data, at reasonable times and on reasonable notice, to the extent each has the right to do so.

                    5.4.2 Sublicensees. Either Party may provide the IND package prepared pursuant to Section 2.3.1, or any other clinical or preclinical data provided under Section 5.4.1, to Sublicensees permitted under Section 7.5 and
13.4 below, except as set forth in this Section 5.4.2 and 5.4.3 below. Introgen and RPRP shall each use commercially reasonable efforts to obtain from its permitted Sublicensees reasonable, prompt access to all regulatory filings and underlying data prepared by or for such Sublicensee with respect to a Collaboration Product at reasonable times and in a reasonable manner, with the right to provide such filings and/or access to the other of Introgen and RPRP and their respective Sublicensees. However, if a prospective licensee is unwilling to provide such access, the party hereto proposing to enter into the sublicense (the "Sublicensing Party") may grant the sublicense, but the Sublicensee shall not have access to clinical data or regulatory filings provided by the other of Introgen or RPRP (or such other party's Sublicensees). If the Sublicensee does not allow the Sublicensing Party to provide to the other of Introgen or RPRP (and their Sublicensees) all clinical data and regulatory filings made by or on behalf of the Sublicensee with respect to the sublicensed Collaboration Product, the Sublicensing Party shall not provide to the Sublicensee access to any such clinical data or regulatory filings of the other of Introgen or RPRP (or its respective Sublicensees).

         5.4.3 Japanese Data. [*].

         5.4.4 Regulatory Requirements. In all agreements with third parties or Affiliates involving the development of clinical data for a Collaboration Product, RPRP and Introgen shall require that such third parties and Affiliates provide RPRP or Introgen (respectively) access to all such data, to the extent that such data is required to be obtained from such third parties by the FDA and/or the Commission of Proprietary Medicines of the European Community or the European Medicines Evaluation Agency.

         5.5 Development Committee Review. Notwithstanding Section 5.1 or 5.2, all protocols for clinical trials to be conducted for Collaboration Products in any territory shall be submitted for review by the Development Committee prior to the initiation of such trials and filing such protocols with any health regulatory agency; and RPRP and Introgen will be bound by the recommendations of the Development Committee with respect to such protocols. In addition, Introgen and RPRP shall submit their product registration plans to the Development Committee for review and comment, and the recommendations of the Development Committee with respect to such plans shall be binding on Introgen and RPRP. It is understood, however, that this Section 5.5 only requires that each party abide by such recommendations as are agreed by the Development Committee, and does not require that the Development Committee approve protocols or registration plans.

         5.6 Further Studies. In the event that RPRP and Introgen agree that there are preclinical and/or clinical studies that may be mutually beneficial with respect to obtaining approval for any Collaboration Products outside North America. Introgen and RPRP may agree to conduct such studies jointly, on mutually agreed terms.

6.       EXCLUSIVITY

         6.1 Option to Commercialize. Following completion of Phase I clinical trials for a Collaboration Product during the Term of the Early Stage Development Program, Introgen shall provide to RPRP a report summarizing the results of such Phase I trials. Within one hundred eighty (180) days following its receipt of such report, RPRP shall notify Introgen whether RPRP wishes to proceed with the Later Stage Clinical Development and commercialization of such Collaboration Product as provided in this Agreement, taking into consideration the recommendation of the Development Committee. In the event that RPRP does not so notify Introgen within the one hundred eighty (180) day period, such product shall cease to be a "Collaboration Product" for all purposes of this Agreement (but such unelected product shall continue to be subject to Section 6.2 below). As used in this Section 6.1, "completion of Phase I clinical trials" for a particular Collaboration Product shall be deemed to occur when Introgen has dosed all patients called for in the protocol for Phase I clinical trials filed in the applicable IND, and has either completed all patient follow-up as defined in such protocol or initiated the next phase of clinical trials. Following RPRP's election to proceed with the further development and commercialization of a Collaboration Product under this Section 6.1, the particular Collaboration Product shall be as defined in the IND therefor filed with the FDA pursuant to the Early Stage Development Program. After the Term of the Early Stage Development Program, "Collaboration Products" shall include only those Collaboration Products that completed Phase I clinical trials during the Term of the Early Stage Development Program and with respect to which

RPRP has exercised its right to further develop and commercialize the same pursuant to this Section 6.1.

         6.2 Exclusivity. During the period from the Effective Date until the tenth anniversary thereof, neither Introgen nor RPRP, RPR Inc. or their Controlled Affiliates, shall develop or commercialize a product within the Field, except as a Collaboration Product pursuant to this Agreement. Notwithstanding the foregoing, it is understood that Introgen may conduct research and development work on potential products and technologies for use within the Field outside the Early Stage Development Program; provided that Introgen may not license to third parties or market any product within the Field during the ten (10) year period specified in this Section 6.2, without RPRP's prior approval.

7.       MARKETING RIGHTS

         7.1 RPRP Territory. RPRP shall have the exclusive right to market, sell and distribute the Collaboration Products in the RPRP Territory for use within the Field.

         7.2 Co-Exclusive Territory. RPRP and Introgen shall each have the co-exclusive right to market, sell and distribute Collaboration Products in the Co-Exclusive Territory for use within the Field, and subject to Article 9, each may retain any revenues it obtains in the Co-Exclusive Territory as the result of such activities, without accounting to the other. Each of RPRP and Introgen may market the Collaboration Product in the Co-Exclusive Territory under such labels and tradenames as it may elect; provided that neither party shall have any right to use tradenames or trademarks owned by the other party or by the Joint Venture described in Section 7.3 below.

         7.3 North America. Rights to market, sell and distribute the Collaboration Products in North America shall be as follows:

                    7.3.1 Election to Form Joint Venture. Within [*] after the filing of a PLA for a Collaboration Product in the United States, on request by Introgen, the parties shall establish a joint commercial operation to market such Collaboration Product within the Field throughout North America. Such operation may be a joint venture company or such other arrangement as the parties mutually agree (the "Joint Venture"). No later than ninety (90) days after filing of a PLA for a Collaboration Product in the United States, Introgen and RPRP shall meet to discuss RPRP's preliminary launch, marketing and sales plans, launch budget projections, Introgen's possible contributions and RPRP's Development Costs for such Collaboration Product.

                    7.3.2 Responsibilities and Profit. Introgen and RPRP will equally share the costs and responsibilities for marketing the Collaboration Product in North America through the Joint Venture, and will share any profits from sales of such Collaboration Product in North America [*] basis; provided, however that [*]. At the time Introgen elects to establish the Joint Venture, the parties will agree upon the form of each party's contribution (whether physical resources, funding or otherwise), and each party shall thereafter provide the agreed contribution.

                    7.3.3 RPRP Development Costs. As used in this Section 7.3, "RPRP Development Costs" shall mean: (i) amounts [*] of such Collaboration Product [*]; and (ii) [*] to such Later Stage Clinical Development in [*] (on a proportionate basis based on the percentage of [*]); and (iii) [*] of the amounts [*] the Collaboration Product outside North America, and [*], Development Costs shall include [*] of the amounts set forth in (i) and (ii) above. As used herein, a "pivotal study" shall mean a clinical trial conducted outside North America that is required to be filed with the FDA in order to obtain marketing approval in the United States and that is designated as a "pivotal study" for such purposes by the Development Committee. RPRP Development Costs ("Costs") shall be adjusted to then-current dollars using the change in the Consumer Price Index, U.S. Cities Average for All Urban Consumers, as published by the U.S. Department of Labor, Bureau of Labor Statistics from the date the Costs are incurred until the date such costs are recouped.

                    7.3.4 RPRP Exclusive. In the event that Introgen does not elect to enter into a Joint Venture for marketing of a Collaboration Product in North America in accordance with 7.3.1 above, or subsequently elects not to proceed with such Joint Venture, RPRP shall have the exclusive right to market, sell and distribute such Collaboration Product in North America, subject to the payment of the amounts set forth in Section 8.1 and Article 9.

         7.4        Other Territory.  [*]

         7.5 Sublicensees. Introgen may authorize Sublicensees to market, sell and distribute Collaboration Products in the Co-Exclusive Territory and other territories in which Introgen has the right to market Collaboration Products under this Agreement; provided that Introgen shall notify RPRP of any prospective Sublicensee and consult with RPRP prior to so authorizing any such Sublicensee. Introgen shall not authorize any such Sublicensee to authorize further Sublicensees to market and sell a Collaboration Product. Unless otherwise agreed by RPRP and Introgen, RPRP and the Joint Venture shall not authorize any Sublicensee to market, sell or distribute any Collaboration Product, provided, however, that either party may market, sell or distribute through an Affiliate.

         7.6 Covenants. It is understood that, with respect to any particular Collaboration Product, the manufacture, use and sale of such Collaboration Products by Introgen and/or RPRP in any country may not require a license under intellectual property rights of the other. Accordingly, notwithstanding that such a license may not be required, neither Introgen nor RPRP shall market, sell or distribute a Collaboration Product anywhere in the world except in accordance with this Agreement, including this Article 7.

8.       ROYALTIES

         8.1 Running Royalties. RPRP shall pay running royalties to Introgen [*] of Net Sales by RPRP and its Affiliates (and its Sublicensees permitted under Sections 7.5 above and 13.4 below) of Collaboration Products [*]. Notwithstanding the above, no royalty will be due to Introgen under this Article 8 with respect to such sales of a Collaboration Product in North America if a Joint Venture is formed for such Collaboration Products pursuant to Section 7.3 above and such Joint Venture has not terminated.

         8.2 Royalty Offset. RPRP and Introgen understand and recognize that RPRP is a party to consulting, license and/or research funding agreements (but not agreements where third party non-government investors finance the research or development of technology for RPRP) with other commercial and research institutions ("collaborators") which agreements provide for RPRP's payment of royalties on products manufactured, used or sold by RPRP based on the contribution of said collaborators to the discovery and development of said products. Consequently, it is foreseeable that a Collaboration Product developed with Introgen may become subject to multiple royalty obligations as the result of more than one collaborator's contribution to the development of, or ownership of patent rights covering, the Collaboration Product. In order to avoid the development of a dispute over royalty entitlements and to provide RPRP with the incentive to invest in and commercialize products which might otherwise not be commercialized due to excess royalty obligations, RPRP and Introgen agree that the royalty rates applicable to any specific Collaboration Product pursuant to the first sentence of Section 8.1 (the "Introgen Royalty") or pursuant to an agreement with a third party collaborator not an Affiliate at the time of agreement or the payment of a royalty (the "Third Party Royalties") may be reduced to provide reasonable royalty income to each contributing collaborator. RPRP shall make reasonable and diligent efforts to establish agreements and amend its existing royalty-bearing agreements with said collaborators so as to ensure the fair distribution of royalty income based on Collaboration Products for which more than one royalty claim is made, provided the Introgen Royalty paid to Introgen shall in no event be adjusted to [*] on a country by country basis (notwithstanding any other provision of this Agreement). It is understood that this Section shall not be invoked by RPRP as regards Introgen until the sum of the Introgen Royalty and Third Party Royalties payable by RPRP for a Collaboration Product ("Total Royalty") is greater than [*] on a country by country basis. Thereafter, royalty reduction shall be applied equitably in accordance with the formula in this Section 8.2, taking into account each collaborator's minimum royalty rate, to reduce on a percentage basis the royalty rates specified in all collaborator agreements having an applicable royalty adjustment provision therein and thereby adjust, to the extent possible, RPRP's Total Royalty burden to no more than [*] on a country by country basis.

                                (a) Royalty payment reductions shall be
calculated quarterly, based on the Total Royalties payable by RPRP with respect to Net Sales for such quarter. Within ninety (90) days after the end of each calendar year, RPRP and Introgen shall reconcile the calculation of royalty reductions under this Section 8.2 for the preceding calendar year, based upon the total Net Sales for such year and the Total Royalties with respect to such Net Sales. If the amount deducted from the Introgen Royalty exceed the amount of such reconciled reduction, the difference shall be paid to Introgen within thirty (30) days; if the amount actually deducted from the Introgen Royalty is less than the amount of such reconciled reduction, the difference may be applied by RPRP as a credit against royalties owed to Introgen in the then-current calendar year, in equal quarterly installments.

                                (b) Unless a more equitable procedure is agreed
to by all participating parties to whom RPRP owes a royalty on a Collaboration Product, the reduction in the Introgen Royalty and each of the other Third Party Royalties shall be calculated and applied to royalty payment obligations on a country by country basis as follows:

                                           (i) Calculate the effective overall
                  Royalty rate for each collaborator (i.e., Introgen and each of the other collaborators receiving Third Party Royalties) based on total worldwide Net Sales for the quarter or year, as applicable ("EFF RATE");

                                           (ii) On a country by country basis,
                  total the EFF RATE of all collaborators ("TOTAL RATE");

                                           (iii) On a country by country basis,
                  [*];

         If [*] is greater than [*]:

                                           (iv) Calculate the adjustable
                  portions of [*];

                                           (v) Calculate [*];

                                           (vi) Multiply the [*] for each
                  collaborator by the [*];

                                           (vii) Subtract the product obtained
                  in (vi) from the [*] for each collaborator [*]; and

                                           (viii) Calculate for each
                  collaborator their reduced royalty rate by adding the [*] on a country by country basis.

                                (c) Notwithstanding the foregoing calculation,
in no event shall the Introgen Royalty with respect to a Collaboration Product in any country be reduced by an amount greater than [*] of the amount by which the Total Royalty for such Collaboration Product in such country exceeds [*] (prior to any reduction under a provision substantially identical to Section 8.2(b) above). However, it is understood that at such time as third parties have agreed to be bound by the calculation in this Section 8.2, and Introgen approves the resulting impact on the Introgen Royalty, Introgen may agree to waive this paragraph (c).

                                (d) At least ninety (90) days prior to entering
into any agreement that would require the payment of any royalty to a third party with respect to a patent right or technology specifically intended for use in a Collaboration Product, RPRP or Introgen (as the case may be) agrees to notify the other of such fact and the party with whom it proposes to enter into such agreement. Following such notice, RPRP and Introgen (respectively) agree to keep the other reasonably informed as to the progress of its negotiations with such third party, including the proposed principal terms of the agreement, as they reasonably progress. It is understood that the terms of the agreement will not have been finalized at the time of the initial notice under this Section 8.2(c), and that such notice is only to inform the other party of an intention to enter into such an agreement.

9.       THIRD PARTY ROYALTIES

         9.1 RPRP Obligations. RPRP shall be solely responsible for the payment of any royalties, license fees and milestone or other payments due to third parties under licenses or similar agreements necessary to allow the manufacture, use or sale of any Collaboration Product worldwide, except as set forth in 9.3 below and except for royalties due as a result of sales of Collaboration Products in the Co-Exclusive Territory or the Undesignated Territory by Introgen, its Affiliates or Sublicensees (other than RPRP). RPRP's responsibilities hereunder shall include the reimbursement of Introgen for royalties owed by Introgen on sales of Collaboration Products pursuant to that certain Patent and Technology License Agreement executed as of April 21, 1994, between Introgen and the Board of Regents of the University of Texas System (the "UT Agreement"). It is understood that Introgen intends to have in effect a subsequent Patent and Technology License Agreement with the University of Texas, dated as of July 20, 1994 (the "Restated UT Agreement"), which will supersede the existing UT Agreement, and that when the Restated UT Agreement becomes effective, the reference in the preceding sentence to the Patent and Technology Agreement shall mean the Restated UT Agreement. In the event that Introgen enters into any other license or agreement during the term of this Agreement for which royalties, license fees or milestone or other payments would be due with respect to a Collaboration Product, RPRP shall not be obligated to pay any amounts due with respect to such license or agreement unless RPRP approves such agreement or license and agrees to pay the same to the extent such relates to the commercialization of Collaboration Products by RPRP, its Affiliates and permitted Sublicensees. If RPRP does not so approve any such license or agreement and agree to pay such amounts, the subject matter covered by such license or agreement shall not be within the Introgen Technology for purposes of this Agreement.

         9.2 Introgen Obligations. If RPRP enters into a license or agreement during the term of this Agreement for which royalties would be due with respect to a Collaboration Product, Introgen shall not be obligated to pay any royalties due with respect to such license or agreement unless Introgen approves such license or agreement and agrees to pay the same to the extent such relates to the commercialization of Collaboration Products by Introgen, its Affiliates and Sublicensees (other than RPRP), and agrees to pay [*] with respect to the Collaboration Products that are sold by Introgen, its Affiliates and Sublicensees in the Co-Exclusive Territory. If Introgen does not so approve any such license or agreement and agree to pay such the amounts, the subject matter covered by such license or agreement shall not be within the RPRP Technology for purposes of this Agreement. Introgen's portion of any such license fees, milestone payments and other amounts (other than royalties) shall be payable on the later of the date the amounts are payable by RPRP to the third party or the first commercial sale of the Collaboration Product by Introgen, its Affiliate or Sublicensee in the Co-Exclusive Territory.

         9.3 North America. In the event that a Joint Venture is formed for a Collaboration Product in North America pursuant to Section 7.3.1, all royalties due third parties for the manufacture, use or sale of Collaboration Products in North America, and [*] of all license fees, milestone payments and other payments made to third parties under licenses or agreements with respect to patent rights or technologies incorporated in the Collaboration Products, shall be deducted from the resulting revenues to the Joint Venture prior to determining the profits to be shared by

Introgen and RPRP from such North American sales as set forth in Section 7.3.2; provided that both RPRP and Introgen approved such license or agreement. If both RPRP and Introgen do not approve such license or agreement, the patent rights or technologies covered thereby shall not be included within the Introgen Technology or RPRP Technology licensed to the Joint Venture.

         9.4 Efforts to Obtain Sublicense Rights. If RPRP or Introgen undertakes to acquire from a third party a technology or patent rights that are intended for use or application with respect to a Collaboration Product, RPRP and Introgen (as the case may be) shall use good faith efforts to acquire from such third party the right to sublicense or otherwise make available to the other party hereto, such technology or patent rights to the extent the same are to be used in or applied to Collaboration Products. It is understood, however, that neither party will be obligated to incur additional costs or hardship in connection with such efforts to acquire such sublicensing or other rights in accordance with this Section 9.4.

10.      PAYMENTS; BOOKS AND RECORDS

         10.1 Royalty Reports and Payments. After the first commercial sale of a Collaboration Product on which royalties are required, RPRP agrees to make quarterly written reports to Introgen within [*] after the end of each calendar quarter, stating in each such report the number, description, and aggregate Net Sales of the Collaboration Product sold during the calendar quarter upon which a royalty is payable under Section 8.2 above. Concurrently with the making of such reports, RPRP shall pay to Introgen royalties at the rate specified in Article
8. In addition, RPRP and Introgen each agree to submit to the other such reports and payments as are payable to third parties and for which RPRP or Introgen (as the case may be) are responsible under Article 9 above, at least ten (10) days prior to the date such reports and payments are due to the third party.

         10.2 Payment Method. All payments due under this Agreement shall be made by bank wire transfer in immediately available funds to an account designated by the recipient. All payments hereunder shall be made in U.S. dollars.

         10.3 Late Payment. Any payments due under this Agreement which are not paid within ten (10) days of the date such payments are due shall bear interest to the extent permitted by applicable law at the prime rate as reported by the Chase Manhattan Bank, New York, New York, on the date such payment is due, plus an additional two percent (2%), calculated on the number of days such payment is delinquent. This Section 10.3 shall in no way limit any other remedies available to any party.

         10.4 Currency Conversion. If any currency conversion shall be required in connection with the calculation of royalties hereunder, such conversion shall be made using the selling exchange rate for conversion of the foreign currency into U.S. Dollars, quoted for current transactions reported in The Wall Street Journal for the last business day of the calendar quarter to which such payment pertains.

         10.5 No Withholding Taxes. So that there will be no withholding taxes applicable to payments by RPRP to Introgen under this Agreement, RPRP agrees that all amounts to be paid to Introgen hereunder shall be paid directly by RPRP from accounts of RPRP in the United States to the accounts of Introgen designated under Section 10.3 above.

         10.6 Records; Inspection. Each party and its Affiliates shall keep complete, true and accurate books of account and records for the purpose of determining the royalty amounts payable under this Agreement. Such books and records shall be kept at the principal place of business of such party or its Affiliate, as the case may be, for at least [*] following the end of the calendar quarter to which they pertain. Such records will be open for inspection during such [*] period by a representative or agent of the other party for the purpose of verifying the royalty statements. Such inspections may be made no more than once each calendar year, at reasonable times mutually agreed by Introgen and RPRP. The auditing party's representative or agent will be obliged to execute a reasonable confidentiality agreement prior to commencing any such inspection. Inspections conducted under this Section 10.7 shall be at the expense of the auditing party, unless a variation or error producing an increase exceeding [*] of the amount stated for any period covered by the inspection is established in the course of any such inspection, whereupon all costs relating to the inspection for such period will be paid the party being audited.

11.      DUE DILIGENCE

         11.1 Due Diligence. RPRP shall use its best efforts to diligently conduct the Later Stage Clinical Development with respect to at least one Collaboration Product and to obtain regulatory approvals to market such Collaboration Product in North America and the RPRP Territory. In addition, RPRP shall use no less the reasonable efforts to complete Later Stage Clinical Trials and obtain such approvals for all other Collaboration Products. After obtaining regulatory approvals for any Collaboration Products in a county within the RPRP Territory (and if a Joint Venture is not formed with respect to such Collaboration Product, in a county within North America), RPRP shall launch such Collaboration Product and use no less than reasonable efforts to promote and meet the market demand therefor in such county.

12.      MANUFACTURING RIGHTS

         12.1 RPRP Territory. Except as otherwise provided herein, RPRP shall have the exclusive right to manufacture Collaboration Products for sale within the Field in the RPRP Territory.

         12.2 Co-Exclusive Territory. Except as provided herein, RPRP and Introgen shall each have the right to manufacture its respective requirements for the Collaboration Products distributed in the Co-Exclusive Territory. At Introgen's option and request, Introgen shall have the right to purchase Collaboration Products from RPRP for sale in the Co-Exclusive Territory, at a price equal to [*], such right being subject to RPRP's manufacturing capacity after providing for RPRP's reasonably anticipated supply requirements. However, in no case shall the [*] the average selling price of the Collaboration Products in the country for which Introgen resells such Collaboration Products.

         12.3 North America. Subject to Section 12.3.3 below, Introgen shall have the exclusive right to supply Collaboration Products for sale in North America.

                    12.3.1 Manufacture and Supply. In the event that a Joint Venture is formed under 7.3.1 above to market a Collaboration Product in North America, Introgen shall have the exclusive right to supply such Collaboration Product to the Joint Venture, and except as set forth below, the Joint Venture shall purchase such Collaboration Product exclusively from Introgen. In the event that a Joint Venture is not so formed with respect to a Collaboration Product, Introgen shall have the exclusive right to supply such Collaboration Product to RPRP for sale in North America, and RPRP shall purchase such Collaboration Product exclusively from Introgen for sale in North America. At its option, however, Introgen may forego such rights to manufacture for North America, in which case RPRP may do so as provided in 12.3.3 below. It is understood that Introgen may engage subcontractors with respect to the manufacture of Collaboration Products for supply to the Joint Venture or RPRP.

                    12.3.2 Transfer Price. Introgen will supply Collaboration Products to the Joint Venture or RPRP (as the case may be) for sale in North America at a price equal to [*]; provided, however, that in no case shall the margin portion of Introgen's transfer price [*] the average selling price of the Collaboration Products in North America. For purpose of Collaboration Products used for Later Stage Clinical Development the price will be equal to [*].


                    12.3.3 [*] In the event that [*] in North America, or [*] quantities for sale in North America. With respect to the supply of the [*] to the Joint Venture in such case, [*] receive a price equal to [*] provided, however, that in no case shall the [*]. For the purpose of [*] used for Later Stage Clinical Development the [*] be equal to [*].


         12.4 Other Territory. For countries within the Other Territory, the party having exclusive marketing rights in any such country shall also have rights to manufacture Collaboration Products for sale in such country, unless otherwise agreed by the parties.

         12.5 Supply Agreements. Upon request by RPRP or Introgen, the parties shall enter into a supply agreement on reasonable and customary terms with respect to the supply arrangements contemplated in Sections 12.2 and 12.3 above.

13.      LICENSE GRANTS

         13.1 Grant to RPRP. Subject to the terms and conditions of this Agreement, Introgen hereby grants to RPRP the following licenses and sublicenses, as the case may be, under the Introgen Technology: (i) to use and sell Collaboration Products in the Field within the RPRP Territory and the Co-Exclusive Territory; (ii) to make and have made the Collaboration Products anywhere in the world solely for sale and use in the Field within the RPRP Territory and the Co-Exclusive Territory, and subject to Section 12.3.3 above, in North America; and (iii) subject to Sections 7.3 and 12.3, to use and sell Collaboration Products in the Field in North America. The foregoing licenses to use and sell Collaboration Products under (i) and (iii) shall be: (a) royalty-bearing and exclusive as to the RPRP Territory and North America, and
(b) royalty-free (except as provided in Article 9) and non-exclusive as to the Co-Exclusive Territory. The license under (ii) to make Collaboration Products shall be non-exclusive.

         13.2 Grant to Introgen. Subject to the terms and conditions of this Agreement, RPRP hereby grants to Introgen the following licenses and sublicenses, as the case may be, under the RPRP Technology: (i) to use and sell the Collaboration Products in the Field in the Co-Exclusive Territory; (ii) to make and have made the Collaboration Products anywhere in the world for use and sale in the Field solely within North America and the Co-Exclusive Territory. The licenses under (i) above shall be royalty-free and co-exclusive (with RPRP), and the license under (ii) above shall be royalty-free (except as provided in Article 9) and non-exclusive.

         13.3 Grant to Joint Venture. In the event that a Joint Venture is formed under Section 7.3 above to market a Collaboration Product in North America and a license grant is required to operate, Introgen and RPRP shall each grant and hereby grant to the Joint Venture an exclusive, royalty-free (except as provided in Article 9) license under the Introgen Technology and the RPRP Technology (respectively) to use and sell such Collaboration Product in North America.

         13.4 Sublicenses. Introgen shall have the right to grant sublicenses to third parties of the rights granted by RPRP in Section 13.2 above (including the co-exclusive rights granted to Introgen under 13.2(i)), provided, however, Introgen will notify RPRP of any prospective Sublicensee and consult with RPRP prior to granting any such sublicense. Introgen may not authorize any such Sublicensee in the Co-Exclusive Territory to grant further sublicenses. Unless agreed in writing by Introgen and RPRP, neither RPRP nor the Joint Venture may sublicense the rights granted in Section 13.1 or 13.3 above or otherwise authorize any Sublicensees to sell or market Collaboration Products.

         13.5       Improvements by Introgen.


                    13.5.1 [*] to make, use and sell products incorporating a [*] then following such [*] at least [*] shall notify [*] in reasonable detail of the [*] is to be licensed. Upon request by [*] receipt of such a notice, Introgen and RPRP shall meet as mutually agreed to [*] with respect to [*] described in [*]. If the parties so agree, [*] for the mutually agreed [*] as are agreed. Otherwise, [*] may proceed to [*] with respect to any [*] for the [*] summarized in the notice [*] no further obligation under this Section 13.5.


                    13.5.2 "Program Inventions." As used in 13.5.1 above, a "Program Invention" shall mean any invention that is first conceived and reduced to practice by employees or contractors of Introgen in the course of performing the Early Stage Development Program (i.e. as a part of work specifically identified in a Program Plan and Budget), and for which RPRP has funded under the Early Stage Development Program a substantial portion of the in vitro and in vivo testing of such invention under the Development Program.

                    13.5.3 Period. Introgen's obligations under this Section
13.5 shall terminate five (5) years after the end of the Term of the Early Stage Development Program.

         13.6 No Rights Beyond Collaboration Products. Except as may be agreed by RPRP and Introgen after the Effective Date, this Article 13, and Articles 7 and 12 above, shall not be deemed to grant to RPRP rights with respect to the use, in products other than the Collaboration Products, of Introgen Technology incorporated in such Collaboration Products; nor shall such provisions of this Agreement be deemed to restrict Introgen's right to exploit any Introgen Technology in products other than Collaboration Products (subject to Sections
13.5 and 6.2 above).

14.      INTELLECTUAL PROPERTY

         14.1 Ownership of Inventions. Inventorship of inventions and other intellectual property rights conceived and/or reduced to practice in connection with the Early Stage Development Program shall be determined in accordance with the patent and other intellectual property laws of the United States. Title to all inventions and other intellectual property made solely by an Introgen employee in connection with the Early Stage Development Program shall be owned by Introgen. Title to all inventions and other intellectual property made solely by an RPRP employee in connection with the Early Stage Development Program shall be owned by RPRP. Title to all inventions and other intellectual property made jointly by employees of Introgen and RPRP in connection the Early Stage Development Program shall be jointly owned by RPRP and Introgen. Except as expressly provided in this Agreement, it is understood that neither party shall have any obligation to account to the other for profits, or to obtain any approval of the other party to license or exploit a joint invention, by reason of joint ownership of any such intellectual property.

         14.2      Patent Prosecution.

                   14.2.1 Sole Inventions. Introgen or RPRP, as the case may be, shall, at its expense, control the preparing, filing, prosecuting and maintaining the patent applications and patents within the Introgen Technology and RPRP Technology (respectively) worldwide, in such countries as it deems appropriate, and conducting any interferences, re-examinations, reissues, oppositions or requests for patent term extensions relating to the Introgen Technology and RPRP Technology (respectively) using counsel of its choice.

                   14.2.2 Joint Inventions. To provide for the most sensible, efficient and cost effective means to protect inventions that are owned jointly by RPRP and Introgen under 14.1 above, patent counsel for Introgen and RPRP shall consult with each other. As a result of such consultation, patent counsel will be chosen to prepare, file, prosecute and maintain patent applications and patents worldwide on such joint inventions, and the parties shall share the costs thereof as reasonably agreed, based upon the relative benefits thereof to each party.

                   14.2.3 Prosecution by Other Party. In the event that Introgen or RPRP, as the case may be (the "Owner"), declines to file or, having filed, declines to further prosecute and maintain any such patent applications or patents in accordance with 14.2.1 above, or conduct any interferences or oppositions, or request any re-examinations, reissues or extensions of patent term with respect to the Technology it owns in accordance with 14.2.1 above, the other party shall have the right to file, prosecute and maintain such patent applications or patents or conduct such interferences, at its own expense, in the name of the Owner in any country, in which event the Owner of such Technology shall provide, at the other party's request and expense, all reasonable assistance. If the Owner of such Technology declines or fails to take any such actions, such Owner shall notify the other party hereto at least sixty
(60) days prior to the date the next action or filing is due to be taken with respect to the subject patent application or patent. One-half of all such expenses shall be deducted from the royalties or profits due to the Owner with respect to the country in which the patent issues.

                   14.2.4 Cooperation. Each of Introgen and RPRP shall keep the other reasonably informed as to the status of such patent matters, including, without limitation, by providing the other the opportunity to review and comment on any documents which will be filed in any patent office, and providing the other copies of any documents that such party receives from such patent offices, including notice of all interferences, re-examinations, oppositions or requests for patent term extensions. Introgen and RPRP shall each cooperate with and assist the other in connection with such activities, at the others' request and expense.

                    14.2.5 Third Party Rights. The foregoing provisions of this Article 14 shall be subject to and limited by any agreements pursuant to which Introgen and RPRP, as the case may be, acquired any particular Introgen Technology or RPRP Technology. It is understood that such agreements may require, for example, that the licensor party from whom Introgen or RPRP acquired a license to such Technology control the prosecution of particular patents and patent applications and does not permit access or an opportunity to comment on the any documents filed in patent offices.

         14.3       Defense of Third Party Infringement Claims.

                    14.3.1 Infringement Claims. If the production, sale or use of any Collaboration Product pursuant to this Agreement results in a claim, suit or proceeding alleging patent infringement against Introgen or RPRP (or their respective Affiliates or Sublicensees), such party shall promptly notify the other party hereto in writing setting forth the facts of such claim in reasonable detail. The party subject to such claim shall have the exclusive right to defend and control the defense of any such claim, suit or proceeding, at its own expense, using counsel of its own choice, provided, however, it shall not enter into any settlement which admits or concedes that any aspect of the Technology of the other party hereto is invalid or unenforceable without the prior written consent of such other party. Such party shall keep the other party hereto reasonably informed of all material developments in connection with any such claim, suit or proceeding.

                    14.3.2 Third Party Blocking Patent. If an unexpired third party patent(s) covering the manufacture, use or sale of a Collaboration Product exist(s) in a country where the Collaboration Product is being manufactured, used or sold during the term of this Agreement, and if it should prove in RPRP's judgment impractical or impossible for it or its sublicensees to continue the manufacture, use or sale of Collaboration Product in such country without obtaining a royalty-bearing patent license from such third party, then RPRP shall have the following options:

                             (a)   RPRP may terminate the continued manufacture
and/or sale of the Collaboration Product in such country upon sixty (60) days' written notice to Introgen, with Introgen's written consent, whereupon RPRP shall have no further rights in such country; or

                             (b)   RPRP may obtain a license from such third
party and treat such third party as a "collaborator" for purposes of Section 8 and 9 for such country.

         14.4     Enforcement.

                  14.4.1 Solely Owned Technology. Subject to 14.4.2 below, in the event that any Introgen Technology or RPRP Technology necessary for manufacture, use and sale of a Collaboration Product is infringed or misappropriated by a third-party in any country in which Introgen or RPRP has rights to market such Collaboration Product, or is subject to a declaratory judgment action arising from such infringement in such country, Introgen or RPRP (respectively) shall promptly notify the other party hereto. The owner of such Technology shall have the initial right (but not the obligation) to enforce the Technology it owns, or defend any declaratory judgment action with respect thereto, at its expense. In the event that the owner of such Technology fails to initiate a suit to enforce such Technology against a commercially significant infringement in the Field by a third party within one hundred eighty (180) days of a request by the other party to do so if such infringement is occurring in a territory in which the other party (the "Licensee") has the right to market the subject Collaboration Product, such Licensee may initiate such suit in the name of the owner of such Technology against such infringement, at the expense of such Licensee. The party involved in any such claim, suit or proceeding, shall keep the other party hereto reasonably informed of the progress of any such claim, suit or proceeding. Any recovery by such party received as a result of any such claim, suit or proceeding shall be used first to reimburse such party for all expenses (including attorneys and professional fees) incurred in connection with such claim, suit or proceeding. If the Party initiating the suit was the owner of the subject Technology, all of the remainder shall be retained by such owner, and if applicable, included in Net Sales for purposes of Article 8 if the infringing activities were in a country in which royalties would be due on sales of a Collaboration Product. If the party initiating the suit is the Licensee, twenty percent (20%) of the remainder shall be paid to the owner of the subject Technology and eighty percent (80%) to the Licensee.

                  14.4.2 Jointly Owned Technology. Notwithstanding 14.4.1 above, in the event that any Technology that is jointly owned by RPRP and Introgen under Section 14.1 of this Agreement is infringed or misappropriated by a third party, Introgen and RPRP shall mutually agree upon whether, and, if so, how, to enforce such Joint Technology or defend such Joint Technology in a declaratory judgment or similar proceeding.

15.      REPRESENTATIONS AND WARRANTIES

         15.1 Warranties. Each party warrants and represents to the other that (i) it has the full right and authority to enter into this Agreement and grant the rights and licenses granted herein; (ii) it has not previously granted and will not grant any rights in conflict with the rights and licenses granted herein; (iii) and there are no existing or threatened actions, suits or claims pending against it with respect to its Technology or its right to enter into and perform its obligations under this Agreement and (iv) it has not previously granted, and will not grant during the term of this Agreement, any right, license or interest in or to its Technology, or any portion thereof, to manufacture, sell or use a Collaboration Product that is in conflict with the rights or licenses granted under this Agreement. RPRP further represents and warrants that, as of the Effective Date, it is a wholly owned subsidiary of RPR Inc., and that no other "person" (as defined in the Securities Exchange Act of 1934) owns beneficially more than eighty percent (80%) of the outstanding capital stock of RPR Inc. Introgen further represents and warrants that a true and correct copy of the UT Agreement and the Restated UT Agreement (as defined in Section 9.1 above) were provided to RPRP by facsimile from Wilson Sonsini Goodrich & Rosati on September 28, 1994.

         15.2 Disclaimer of Warranties. Introgen and RPRP specifically disclaim any guarantee that the Early Stage or Later Stage Development Program will be successful, in whole or in part. To the extent that Introgen and RPRP have complied with Articles 2, 3, 4 and 14.2 hereof, the failure of the parties to successfully develop Collaboration Products will not constitute a breach of any representation or warranty or other obligation under this Agreement. Neither Introgen nor RPRP makes any representation or warranty or guaranty that the Program Plan and Budget will be sufficient for the successful completion of the Early Stage Development Program. INTROGEN AND RPRP EXPRESSLY DISCLAIM ANY WARRANTIES OR CONDITIONS, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THE EARLY STAGE OR LATER STAGE DEVELOPMENT PROGRAM AND THE INTROGEN AND RPRP INTELLECTUAL PROPERTY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, NONINFRINGEMENT, OR FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF INTROGEN OR RPRP TECHNOLOGY, PATENTED OR UNPATENTED, AND NON-INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

         15.3 Effect of Representations and Warranties. It is understood that if the representations and warranties under this Article are not true and accurate and Introgen or RPRP incurs liabilities, costs or other expenses as a result of such falsity, Introgen or RPRP, as the case may be, shall indemnify, defend and hold the other party harmless from and against any such liabilities, costs or expenses incurred, provided that the indemnifying party receives prompt notice of any claim against Introgen or RPRP, as the case maybe, resulting from or related to such falsity, the cooperation of the indemnified party, as requested in connection with any such claim, and the sole right to control the defense or settlement thereof.

16.      CONFIDENTIALITY

         16.1 Confidential Information. Except as expressly provided herein, the parties agree that, for the term of this Agreement and for five (5) years thereafter, the receiving party shall keep completely confidential and shall not publish or otherwise disclose and shall not use for any purpose any information furnished to it by the other party hereto pursuant to this Agreement except to the extent that it can be established by the receiving party by competent proof that such information:

                        (a) was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure;

                        (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party;

                        (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party in breach of this Agreement; or

                        (d) was subsequently lawfully disclosed to the receiving party by a person other than a party or developed by the receiving party without reference to any information or materials disclosed by the disclosing party.

         16.2 Permitted Disclosures. Each party hereto may disclose another's information to the extent such disclosure is reasonably necessary in filing or prosecuting patent applications, prosecuting or defending litigation, complying with applicable governmental regulations or otherwise submitting information to tax or other governmental authorities, making a permitted sublicense or other exercise of its rights hereunder or conducting clinical trials, provided that if a party is required to make any such disclosure of another party's confidential information, other than pursuant to a confidentiality agreement, it will give reasonable advance notice to the latter party of such disclosure and, save to the extent inappropriate in the case of patent applications, will use its best efforts to secure confidential treatment of such information prior to its disclosure (whether through protective orders or otherwise). Notwithstanding the foregoing, neither party shall disclose to third parties, clinical data or regulatory filings received from Introgen or RPRP, except as permitted under section 5.4 above.

17.      INDEMNIFICATION

         17.1 Indemnification of Introgen. RPRP shall indemnify each of Introgen and its Affiliates and the directors, officers, employees, and counsel of Introgen and such Affiliates and the successors and assigns of any of the foregoing (the "Introgen Indemnitees"), pay on demand and protect, defend, save and hold each Introgen Indemnitee harmless from and against, any and all liabilities, damages, losses, settlements, claims, actions, suits, penalties, fines, costs or expenses (including, without limitation, reasonable attorneys' fees and other expenses of litigation) (any of the foregoing, a "Claim") incurred by any Introgen Indemnitee, arising from or occurring as a result of
(a) activities performed by or on behalf of RPRP in connection with the Later Stage Clinical Development, (b) activities performed by RPRP in connection with the development of any Collaboration Product for commercialization outside North America, (c) third party claims, including without limitation, product liability claims relating to any Collaboration Products used, sold or otherwise distributed by RPRP, its Affiliates or Sublicensees, (d) third party claims relating to any Collaboration Products supplied by Introgen to the Joint Venture; except in each case to the extent such claim is caused by the negligence or intentional misconduct of an Introgen Indemnitee. For purposes of this Section 17.1, it is understood that product liability claims that arise out of the marketing or use of a Collaboration Product in a country after obtaining governmental approval to market such Collaboration Product shall not be deemed to "arise from or occur as a result of" the activities of RPRP described in (a) above.

         17.2 Indemnification of RPRP. Introgen shall indemnify each of RPRP and its Affiliates and the directors, officers, employees, and counsel of RPRP and such Affiliates and the successors and assigns of any of the foregoing (the "RPRP Indemnitees"), pay on demand and protect, defend, save and hold each RPRP Indemnitee harmless from and against any and all liabilities, damages, losses, settlements, claims, actions, suits, penalties, fines, costs or expenses (including, without limitation, reasonable attorneys' fees and other expenses of litigation) (any of the foregoing, a "Claim") incurred by any RPRP Indemnitee, arising from or occurring as a result of (a) activities performed by or on behalf of Introgen in connection with Early Stage Development, (b) activities performed by Introgen in connection with the development of any Collaboration Product for commercialization outside North America, and (c) third party claims, including without limitation, product liability claims, relating to any Collaboration Products used, sold or otherwise distributed by Introgen, its Affiliates or Sublicensees (other than RPRP), or
(d) third party claims relating to any Collaboration Products supplied by RPRP to Introgen for sale or use by Introgen, its Affiliates or Sublicensees outside North America, except in each case to the extent such claim is caused by the negligence or intentional misconduct by an RPRP Indemnitee. For purposes of this
Section 17.2, it is understood that product liability claims that arise out of the marketing or use of a Collaboration Product in a country after obtaining governmental approval to market such Collaboration Product shall not be deemed to "arise from or occur as a result of" the activities of Introgen described in
(a) above.

         17.3 Procedure. A party (the "Indemnitee") that intends to claim indemnification under this Article shall promptly notify the other party (the "Indemnitor") in writing of any loss, claim, damage, liability or action in respect of which the Indemnitee or any of its Affiliates, Sublicensees or their directors, officers, employees or agents intend to claim such indemnification, and the Indemnitor shall have the right to participate in, and, to the extent the Indemnitor so desires, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitor, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceeding. The indemnity agreement in this Article shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld unreasonably. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Article but the omission so to deliver written notice to the Indemnitor shall not relieve it of any liability that it may have to any Indemnitee otherwise than under this Article. The Indemnitee under this Article, its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any action, claim or liability covered by this indemnification.

18.      TERM AND TERMINATION


         18.1 Term. This Agreement shall become effective as of the Effective Date and, unless earlier terminated pursuant to the other provisions of this Article, shall continue in full force and effect on a product-by-product and country-by-country basis, until twelve and one-half years after the first commercial sale of each Collaboration Product in such country.

         18.2 Termination for Cause. Either party to this Agreement may terminate this Agreement in the event the other party shall have materially breached or defaulted in the performance of any of its material obligations hereunder, and such default shall have continued for sixty (60) days after written notice thereof was provided to the breaching party by the non-breaching party. Any termination shall become effective at the end of such sixty (60) day period unless the breaching party (or any other party on its behalf) has cured any such breach or default prior to the expiration of the sixty (60) day period.

         18.3    Termination for Convenience by RPRP.

                 18.3.1 Entire Agreement. RPRP shall have the right to terminate this Agreement on one hundred eighty (180) days prior written notice to Introgen, provided such notice of termination may not be given prior to December 15, 1995.

                 18.3.2 Individual Products. Upon one hundred eighty (180) days prior notice to Introgen, RPRP may terminate the development of any particular Collaboration Product, and RPRP shall have no further payment obligations with respect to the development of such Collaboration Product following the effective date of such termination, except as set forth in 18.4.2(b) below. In such event, such product will cease to be a Collaboration Product for all purposes of this Agreement, and RPRP shall have no further rights with respect thereto; provided, however, that unless there is at least one Collaboration Product remaining, such termination shall also be deemed a termination of this Agreement under 18.3.1 above.

         18.4    Effect of Breach or Termination.

                 18.4.1 Accrued Obligations. Termination of this Agreement for any reason shall not release any party hereto from any liability which, at the time of such termination, has already accrued to the other party or which is attributable to a period prior to such termination nor preclude either party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement.

                 18.4.2   Wind-Down Expenses.

                          (a)    Following any termination pursuant to Section
18.3.1, RPRP shall reimburse Introgen for all non-cancelable obligations or commitments incurred by Introgen prior to RPRP's notice of such termination in the course of performing the Early Stage Development Program, and expenses of Introgen employees who had been engaged in the performance of the Early Stage Development Program, which employee expenses are incurred by Introgen during the six (6) months following the effective date of such termination (including benefits, a reasonable allocation of overhead, and/or if the employees are terminated by Introgen, reasonable severance pay); provided that RPRP shall be responsible only for that portion of such employee expenses equal to the percentage of such employees' time that was dedicated towards work under the Early Stage Development Program during the six (6) months prior to RPRP's notice of termination ("Employee Expenses").

                          (b)    Following any termination of development of any
particular Collaboration Product pursuant to Section 18.3.2, RPRP shall reimburse Introgen for all non-cancelable obligations and commitments incurred by Introgen with respect to such Collaboration Product prior to RPRP's notice of such termination, and Employee Expenses (as described in 18.3.2(a) above) incurred by Introgen during the six (6) months following the effective date of such termination, to the extent that such employees are not reassigned to other work to be performed under the Early Stage Development Program and funded by RPRP. Introgen shall use reasonable efforts to mitigate these "wind-down" expenses by redirecting such obligations and commitments, and employees, to the furtherance of the continuing Early Stage Development Program and the development of other Collaboration Products.

                 18.4.3 Return of Materials. Upon any termination of this Agreement, Introgen and RPRP shall promptly return to the other all Confidential Information received from the other (except one copy of which may be retained for archival purposes).

                 18.4.4 Stock on Hand. In the event this Agreement is terminated with respect to Introgen or RPRP for any reason, subject to Articles 8, 9 and Article 10, the terminated party and their respective Affiliates and Sublicensees, shall have the right to sell or otherwise dispose of the stock of any Collaboration Product subject to this Agreement then on hand.

         18.5 Survival. Section 14.1 and Articles 10, 15, 16, 17, 18 and 19 of this Agreement shall survive expiration or termination of this Agreement for any reason. In addition, for a period of three (3) years following any termination of this Agreement prior to the end of the term specified in 18.1 above (other than pursuant to Section 18.2 for material breach by Introgen), RPRP shall not develop or commercialize directly or through third parties a product within the Field. In addition:

                          (a)    In the event of a termination under 18.2 above
by reason of a material breach by Introgen, RPRP shall have an exclusive, worldwide license, with the right to grant sublicenses, under the Introgen Technology to make, have made, use and sell the Collaboration Products within the Field, and in addition to the other Articles surviving as set for the above,
Article 9 and Sections 14.3 and 14.4 shall also survive.

                          (b)    In the event of a termination under 18.2 above
by reason of a material breach by RPRP, or by reason of a termination of this Agreement by RPRP under Section 18.3.1 hereof, Introgen shall have an exclusive, worldwide license, with the right to grant sublicenses, under the RPRP Technology to make, have made, use and sell the Collaboration Products, and in addition to the other Articles surviving as set forth above, Article 9 and Sections 14.3 and 14.4 shall also survive.

                          (c)    In the event of a termination contemplated
under 18.5(a) or (b), the term "Collaboration Products" shall be deemed to also include any product within the Field for which an IND was filed under the Early Stage Development Program but for which Phase I was continuing and not completed prior to the date of such termination.

19.      MISCELLANEOUS

         19.1 Governing Law. This Agreement and any dispute arising from the performance or breach hereof shall be governed by and construed and enforced in accordance with, the laws of the State of New York, without reference to conflicts of laws principles.

         19.2 Force Majeure. Nonperformance of any party (except for payment obligations) shall be excused to the extent that performance is rendered impossible by strike, fire, earthquake, flood, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control and not caused by the negligence or intentional conduct or misconduct of the nonperforming party.

         19.3 No Implied Waivers; Rights Cumulative. No failure on the part of Introgen or RPRP to exercise and no delay in exercising any right under this Agreement, or provided by statute or at law or in equity or otherwise, shall impair, prejudice or constitute a waiver of any such right, nor shall any partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

         19.4 Independent Research. Each party acknowledges and agrees that Introgen and RPRP shall have the right to engage in their own research and development activities outside the Field. Neither party shall, by virtue of this Agreement, have any right, title or interest in or to such independent activities or to the income or profits derived therefrom.

         19.5 Independent Contractors. Nothing contained in this Agreement is intended implicitly, or is to be construed, to constitute Introgen or RPRP as partners in the legal sense. No party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of any other party or to bind any other party to any contract, agreement or undertaking with any third party.

         19.6 Notices. All notices, requests and other communications hereunder shall be in writing and shall be personally delivered or sent by registered or certified mail, return receipt requested, postage prepaid, in each case to the respective address specified below, or such other address as may be specified in writing to the other parties hereto:

                 RPRP:           Rhone-Poulenc Rorer Pharmaceuticals, Inc.
                                 500 Arcola Road
                                 P.O. Box 1200
                                 Collegeville, Pennsylvania 19426-0107
                                 Attn: President, Cell and Gene Therapy Division

                 with a copy to: Rhone-Poulenc Rorer, Inc.
                                 500 Arcola Road
                                 P.O. Box 2200
                                 Collegeville, Pennsylvania 19426-0107

                                  Attn: General Counsel

                 Introgen:        Introgen Therapeutics, Inc.
                                  301 Congress Ave.
                                  Suite 2025
                                  Austin, Texas 78701
                                  Attn: President

                 with a copy to:  Rodney Varner, Esq.
                                  Wilson & Varner, L.L.P.
                                  301 Congress Avenue
                                  Austin, Texas 78701

                                  Wilson Sonsini Goodrich & Rosati
                                  Professional Corporation
                                  650 Page Mill Road
                                  Palo Alto, California 94304-1050
                                  Attention: Kenneth A. Clark, Esq.

         19.7 Assignment. This Agreement shall not be assignable by either party to any third party hereto without the written consent of the other party hereto; except Introgen may assign this Agreement without RPRP's consent to an entity that acquires substantially all of the business or assets of Introgen, and RPRP may assign this Agreement without Introgen's consent to an entity that acquires substantially all of the business or assets of RPR Inc., in each case whether by merger, acquisition or sale. The terms and conditions of this Agreement shall be binding on and inure to the benefit of the permitted successors and assigns of the parties.

         19.8 Modification. No amendment or modification of any provision of this Agreement shall be effective unless in writing signed by all parties hereto. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by all parties.

         19.9 Severability. If any provision hereof should be held invalid, illegal or unenforceable in any jurisdiction, all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible. Such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

         19.10 Non-Disclosure. Each of the parties hereto agrees: (i) not to disclose to any third party the financial terms of this Agreement without the prior written consent of each other party hereto, except to advisors, investors and others on a need to know basis under circumstances that reasonably ensure the confidentiality thereof, or to the extent required by law. Without limitation upon any provision of this Agreement, each of the parties hereto shall be responsible for the observance by its employees of the foregoing confidentiality obligations. Notwithstanding the foregoing, the parties shall agree upon a press release to announce the execution of this Agreement, together with a corresponding Q&A outline for use in responding to inquiries about the Agreement; thereafter, RPRP and Introgen may each disclose to third parties the information contained in such press release and Q&A without the need for further approval by the other.

         19.11 Entire Agreement. This Agreement together with the Stock Purchase Agreement entered by the parties of even date herewith, constitute the entire agreement, both written or oral, with respect to the subject matter hereof, and supersede all prior or contemporaneous understandings or agreements, whether written or oral, between Introgen and RPRP with respect to such subject matter.

         19.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together, shall constitute one and the same instrument.

         19.13 Headings. Headings used herein are for convenience only and shall not in any way affect the construction of or be taken into consideration in interpreting this Agreement.

         19.14 Patent Marking. Introgen and RPRP agree to mark and have their Affiliates and Sublicensees mark all Collaboration Products they sell or distribute pursuant to this Agreement in accordance with the applicable statute or regulations in the country or countries of manufacture and sale thereof.

         19.15 Export Laws. Notwithstanding anything to the contrary contained herein, all obligations of Introgen and RPRP are subject to prior compliance with United States export regulations and such other United States laws and regulations as may be applicable, and to obtaining all necessary approvals required by the applicable agencies of the government of the United States. Introgen and RPRP shall cooperate with each other and shall provide assistance to the other as reasonably necessary to obtain any required approvals.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in duplicate originals as of the date first above written.


INTROGEN THERAPEUTICS, INC.                 RHONE-POULENC RORER
                                            PHARMACEUTICALS INC.


By:  /s/ DAVID G. NANCE                     By:  /s/ MICHEL DE ROSEN
    -------------------------------             --------------------------------

Name:  David G. Nance                       Name:  Michel de Rosen
     ------------------------------              -------------------------------

Title:  President                           Title:  President
      -----------------------------               ------------------------------

                                    EXHIBIT A

                       Existing Introgen Licensed Patents


                                       [*]

                                    EXHIBIT B

                               European Countries


Albania                                     Macedonia
Andorra                                     Malta
Austria                                     Moldavia
Belgium                                     Monaco
Bosnia                                      Montenegro
Bulgaria                                    Netherlands
Croatia                                     Norway
Czech Republic                              Poland
Denmark                                     Portugal
Finland                                     Rumania
France                                      San Marino
Germany                                     Slovakia
Greece                                      Slovenia
Hungary                                     Spain
Iceland                                     Sweden
Ireland                                     Switzerland
Italy                                       Turkey
Liechtenstein                               United Kingdom
Luxembourg                                  Vatican City

                                    EXHIBIT C

                         Initial Program Plan and Budget


                                       [*]

                                             February 13, 1996




Thierry Soursac, M.D., Ph.D.
Rhone-Poulenc Rorer Pharmaceuticals, Inc.
500 Arcola Road
Collegeville, Pennsylvania 19426-0107

Dear Thierry,

In August 1995, Introgen reviewed with RPR and submitted to the Development Committee a 1996 program budget under the p53 and K-ras collaboration agreements between our companies (the "Collaboration Agreements"). However, no budget was approved by the Development Committee prior to the October 31, 1995 deadline set forth in the Collaboration Agreements. Under these circumstances, Section 3.6 of the collaboration Agreements provides for approval of a budget by you and me as presidents of our respective companies. Accordingly, I am submitting this letter to you as confirmation of our agreement in accordance with that Section 3.6 regarding a 1996 budget.

Introgen's 1996 budget for pre-clinical research and clinical studies performed under the terms of the Collaboration Agreements is [*]. Subject to the discussion below, RPR will pay this amount to Introgen during 1996 for that work. In addition, RPR has budgeted [*] for payment in 1996 under the terms of the fourth closing set forth in the Series B Preferred Stock Purchase Agreement and will pay that amount upon the occurrence of that fourth closing. Collectively, those amounts total [*] and are hereinafter referred to as the "[*] Budget."

The [*] Budget includes [*] for clinical studies. This clinical study budget is based on (1) numerous assumptions regarding the manner in which the various clinical study protocols are performed and administered and (2) third party insurance reimbursement of a portion of gross clinical study costs determined based on historical experience. If Introgen's actual net cost of performing these studies during 1996 exceeds [*] (due, but not limited, to changes in clinical protocols or insurance reimbursements being less than anticipated) and such excess costs are approved by the Development Committee, it is our understanding RPR agrees to pay, during 1966, such clinical study costs in excess of the [*] budgeted amount. Introgen agrees to use reasonably diligent efforts to spend clinical study funds efficiently. Accordingly, Introgen agrees to negotiate or renegotiate clinical study agreements with The University of Texas M.D. Anderson Cancer Center and other institutions (if any) which conduct clinical studies in a manner so as to obtain clinical study services under terms and conditions that Introgen deems prudent and practical under the circumstances.

The [*] Budget does not include any amounts related to the prospective collaborative preclinical research or clinical studies performed by or in cooperation with the National Cancer Institute. If this collaboration is approved by the Development Committee, it is our understanding that any costs paid by RPR relative thereto would be in addition to the [*] Budget.

The [*] Budget does not include any costs related to the prospective establishment, management or operation of a manufacturing facility in Vitry or elsewhere on a joint venture or other basis between Introgen and RPR, including any costs associated with having Introgen employees on site in Vitry or elsewhere. If this joint venture is consummated, it is our understanding that any costs paid by RPR relative thereto would be in addition to the [*] Budget.

The [*] Budget does not contemplate Introgen providing services for pre-clinical or clinical support in Japan or Europe. The costs associated with any such work will be addressed in a separate budget.

It is possible [*] the primary condition for a fifth closing under the Series B Preferred Stock Purchase Agreement. In such event, RPR will be required to purchase additional Introgen preferred stock for [*]. It is agreed that RPR will make this purchase, and any other milestone equity purchases as a result of satisfaction of the conditions for sixth and subsequent closings, outside the scope of the [*] Budget and that none of the [*] Budget will be required to be used to fund these purchases.

In accordance with the Collaboration Agreements, pre-clinical and clinical expenses will be paid by RPR to Introgen at the beginning of each calendar quarter. RPR will pay Introgen these expenses in accordance with the following schedule:

PAYMENT DATE                 PRE-CLINICAL     CLINICAL     TOTAL
------------                 ------------     --------     -----
January 1, 1996              [*]              [*]          [*]
April 1, 1996                [*]              [*]          [*]
July 1, 1996                 [*]              [*]          [*]
October 1, 1996              [*]              [*]          [*]
         Grand Total         [*]              [*]          [*]

A summary of the 1996 program budget supporting the above payments is attached.

Please indicate your acknowledgment and agreement regarding the above matters in the space provided below and return a signed original to me. Do not hesitate to call if your have any questions.

                                            Sincerely,


                                             /s/ DAVID G. NANCE
                                            ------------------------------------
                                            David G. Nance
                                            Chief Executive Officer



Acknowledged and Agreed:

Rhone-Poulenc Rorer Pharmaceuticals, Inc.
By:


 /s/ THIERRY SOURSAC
-----------------------------------------
Thierry Soursac, M.C., Ph.D.
Senior Vice President
Rhone-Poulenc Rorer Pharmaceuticals, Inc.

                                 October 7, 1994


Introgen Therapeutics, Inc.
301 Congress Avenue
Austin, Texas 78705
Attn:  David G. Nance

Gentlemen:

This letter agreement is being entered into in connection with that certain Collaboration Agreement (p53 Products) and that certain Collaboration Agreement (K-ras Products), each dated as of October 7, 1994 by and between Introgen Therapeutics, Inc. ("Introgen") and Rhone-Poulenc Rorer Pharmaceuticals, Inc. ("RPRP") (the "Collaboration Agreements"), and that certain Stock Purchase Agreement of the same date being entered into between Introgen and Rhone-Poulenc Rorer Inc. (the "Stock Purchase Agreement"). Any capitalized terms used herein that are not otherwise defined, shall be as defined in the Collaboration Agreements.

This will acknowledge our agreement with respect to the following:

                  1. Non-Reimbursed Expenses. Notwithstanding Article 4 of each Collaboration Agreement, Introgen agrees to incur, without reimbursement by RPRP, at least [*] of combined aggregate Early Stage Development Costs in the Performance of the Early Stage Development Programs pursuant to the Program Plans and Budgets in effect from time to time. Introgen shall incur such Costs prior to the end of December 1995 or, if later, the completion of the first Phase I clinical study initiated under the Early Stage Development Program under either Collaboration (provided such completion is not later than twelve (12) months after initiation of such study). In addition, following the occurrence of the Second Closing and the Third Closing (as defined in the Stock Purchase Agreement), Introgen shall similarly incur, without reimbursement therefor by RPRP [*] in such Early Stage Development Program Costs for each such Closing (i.e. a total of up to an additional [*] in the aggregate) during the term of the Early Stage Development Program and within eighteen (18) months after the date such Closing occurs.

                  2. Termination for Lack of Funding. RPRP and Introgen acknowledge and understand that, if the Early Stage Development Programs under the Collaboration Agreements are successful, the aggregate amount of Early Stage Development Program Costs to be funded by RPRP will be in the range of approximately [*] over the three year period of the Early Stage Development Program. However, both parties also understand and agree that the precise budget levels and funding levels will vary, based upon progress

Introgen Therapeutics, Inc.
October 7, 1994
Page 2



         and the activities to be undertaken by Introgen, and that RPRP is not obligated to provide any particular level of funding. To reinforce RPRP's commitment to the collaboration, however, if at any time the aggregate amounts of Early Stage Development Program Costs approved by the Development Committee under both Collaboration Agreements for an Agreement Year (as defined below) as reflected in the Program Plans and Budgets then in effect for all Collaboration Products that have not been terminated, are less than the amounts set forth below for the corresponding Agreement Year. Introgen shall have a right to terminate both Collaboration Agreements upon notice to RPRP:

                Agreement Year                        Amount
                --------------                    ------------------
                Initial Period                    $            [*]
                Year 1                            $            [*]
                Year 2                            $            [*]
                Year 3                            $            [*]

         The amounts set forth in the table above shall be calculated without including any Early Stage Development Program Costs associated with the conduct of clinical trials. As used above "Agreement Year" shall mean the Initial Period, Year 1, Year 2 or Year 3, as follows: "Initial Period" shall mean the period from the Effective Date through December 1994; "Year 1" shall mean January through December 1995; "Year 2" shall mean January through December 1996; and "Year 3" shall mean the remaining term of the Early Stage Development Program. In the event that Introgen terminates the Collaboration Agreements in accordance with this Paragraph 2, such termination shall be deemed a termination of the Collaboration Agreements by RPRP under Section 18.3.1 of each such Agreement, and Introgen's notice of termination shall be deemed a notice of termination delivered by RPRP for purposes of Sections 7.5, 8.3, 9.6, 10.3, 11.6, 12.3, 13.6, 14.3, 15.6, 16.3, 17.6 and 18.3 of
         the Stock Purchase Agreement. It is understood that termination of one of the Collaboration Agreements shall not affect the amounts set forth above, so long as the other Collaboration Agreement remains in effect.

It is acknowledged and agreed that Introgen, RPRP and Rhone-Poulenc Rorer Inc. are entering into the Stock Purchase Agreement and the Collaboration Agreement sin reliance on the understandings set forth in this letter, and that this letter is intended to be legally binding upon each of the undersigned. The parties also agree that this letter forms a part of their agreement with respect to the Stock Purchase Agreement and the Collaboration Agreements, notwithstanding Section 19.11 of each Collaboration Agreement.

Introgen Therapeutics, Inc.
October 7, 1994
Page 3


If the foregoing accurately reflects our agreement, please sign a copy of this letter as indicated below. This letter agreement may be signed in one or more counterparts, all of which together shall constitute one instrument.

Very truly yours,

RHONE-POULENC RORER                         RHONE-POULENC RORER INC.
PHARMACEUTICALS, INC.


By:  /s/ MICHEL DE ROSEN                    By:  /s/ MICHEL DE ROSEN
   --------------------------------            ---------------------------------

Name:  Michel de Rosen                      Name:  Michel de Rosen
     ------------------------------              -------------------------------
Acknowledged and Agreed:

INTROGEN THERAPEUTICS, INC.


By:  /s/ DAVID G. NANCE
   --------------------------------

Name:  David G. Nance
     ------------------------------